                              September 19, 1996

VIA TELECOPIER AND AIRBORNE
---------------------------
Universal Hospital Services, Inc.
1250 Northland Plaza
Bloomington, Minnesota 55431
Attention: David E. Dovenberg

     Re:  Amendment No. 1
          ---------------

Ladies and Gentlemen:

     Reference is made to that certain Note Purchase and Private Shelf Agreement dated as of July 24, 1996 (the "Note Agreement") between Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), and The Prudential Insurance Company of America ("Prudential"), pursuant to which (i) the Company issued and sold and Prudential purchased the Company's 8.10% Series A Senior
Note in the original principal amount of $10,000,000, due July 1, 2007 and (ii) the Company intends to sell and Prudential, subject to certain terms and conditions, intends to purchase the Company's 8.29% Series B Senior Note in the original principal amount of $4,000,000, due June 1, 2009. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

     Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

     SECTION 1. Amendment. From and after the date this letter becomes effective in accordance with its terms, the Note Agreement is amended as follows:

          1.1 Clause (vi) of paragraph 6C(1) of the Note Agreement is hereby amended to delete in its entirety the reference to "paragraph 6C(1)(vi)" appearing therein and to substitute therefor a reference to: "paragraph 6C(2)(vi)".

          1.2 Clause (vi) of paragraph 6C(2) of the Note Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:
     "(vi) to the extent permitted by clause (i) of paragraph 6A, up to $500,000 of Subsidiary Debt;".

     SECTION 2. Conditions Precedent. This letter shall become effective as of the date first above written upon the return by the Company to Prudential of a counterpart hereof duly executed by the Company.

     SECTION 3. Reference to and Effect on Note Agreement. Upon the effectiveness of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in
Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     SECTION 4. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.

     SECTION 5. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE

                                       COMPANY OF AMERICA


                                       By:  /s/ P. Scott von Fischer
                                            ------------------------------------
                                            Vice President


Agreed and accepted:

UNIVERSAL HOSPITAL SERVICES, INC.


By:  /s/ David E. Dovenberg
     -----------------------------
     David E. Dovenberg
     Vice President of Finance and
     Chief Financial Officer

                       UNIVERSAL HOSPITAL SERVICES, INC.


                             SERIES B SENIOR NOTE



No. 1996 B-1
ORIGINAL PRINCIPAL AMOUNT: $4,000,000
ORIGINAL ISSUE DATE: September 20, 1996
INTEREST RATE: 8.29% per annum
INTEREST PAYMENT DATES:  March 1, June 1, September 1 and December 1
FINAL MATURITY DATE: June 1, 2009
PRINCIPAL PREPAYMENT DATES AND AMOUNTS: $200,000 on June 1, 2007; $525,000 on September 1, 2007 and on each March 1, June 1, September 1 and December 1 thereafter through and including March 1, 2009; unpaid balance due at maturity



     FOR VALUE RECEIVED, the undersigned, Universal Hospital Services, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to The Prudential Insurance Company of America, or registered assigns, the principal sum of FOUR MILLION DOLLARS on the Final Maturity Date specified above, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of July 24, 1996 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in
the name of, the transferee.   Prior to due presentment for registration of
transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF ILLINOIS.



                                       UNIVERSAL HOSPITAL SERVICES, INC.

                                       By:     /s/ David E. Dovenberg
                                          --------------------------------------
                                                 David E. Dovenberg
                                                 Vice President of Finance and
                                                 Chief Financial Officer